EXHIBIT 3.4

RESTATED BY-LAWS

OF

A. T. MASSEY COAL COMPANY, INC.

(As Amended and Restated on December 31, 1981)

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1. Places of Meetings. All meetings of the stockholders shall be held either at the principal office of the Corporation in Richmond, Virginia, or at such other place, within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

Section 1.2. Annual Meetings. The annual meeting of the stockholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the first Wednesday in May at 11:30 a.m., if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

Section 1.3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, by a majority of the Board of Directors, or by stockholders together holding at least one-tenth of the number of shares of capital stock of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meetings. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 1.4. Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than fifty days before the date of the meeting to each stockholder of record entitled to vote at such meeting, at his address which appears in the stock transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the stockholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

Section 1.5. Quorum. Any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend.

Section 1.6. Voting. At any meeting of the stockholders each stockholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his or her name on the books of the Corporation on the date, not more than fifty days prior to such meeting, fixed by the Board of Directors, for the purpose of determining stockholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the stockholder entitled to vote or his duly authorized attorney in fact.

Section 1.7. Inspectors. An appropriate number of inspectors for any meeting of stockholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

Section 1.8. Written Consent. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting upon execution of a unanimous written consent by the stockholders setting forth the action so taken.

ARTICLE II

Directors

Section 2.1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these By-laws, all of the powers of the Corporation shall be vested in such Board.

Section 2.2. Number of Directors. The Board of Directors shall be nine in number. Such number shall be changed only by amendment of the Corporation’s Restated Articles of Incorporation.

Section 2.3. Election and Removal of Directors; Quorum.

(a) Directors shall be elected at each annual meeting of stockholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

(b) Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of stockholders holding a majority of the shares entitled to vote at an election of Directors.

(c) If at any time any Director shall cease to serve as such, for any reason, the vacancy thereby occurring shall be filled only by the stockholders holding a majority of the shares entitled to vote at an election of Directors, and the term of office of any Director so elected shall expire on the date the term of office of the Director who ceased to serve as such would have expired.

(d) The requisite quorum for the transaction of business by the Board of Directors shall be 75% of the number of Directors fixed by Article IV of the Corporation’s Restated Articles of Incorporation. The requisite approval by members of the Board of Directors to constitute an act of such Board shall be that set forth in Article IV of the Corporation’s Restated Articles of Incorporation. For purposes of determining whether a Director is interested in a matter pursuant to such Article IV, he shall be deemed to have such an interest even if not otherwise interested if, pursuant to Section 3.01(d) of the Partnership Agreement dated as of October 31, 1980 among Allegheny Coal Corporation, St. Joe Carbon Fuels Corporation, Scallop Coal Corporation, and Justin Coal Corporation, as amended (the “Partnership Agreement”), pursuant to which Massey Coal Company, a Delaware general partnership, was formed, such matter is one as to which a Partner Group (as defined in Article I of the Partnership Agreement) (or any Partner therein) shall have a direct or indirect interest (apart from such Partner Group’s interest in the Partnership), subject however to Section 7.03 of the Partnership

Agreement, and if such Director was nominated to serve on the Board of Directors by such interested Partner Group or by both Partner Groups.

Section 2.4. Meetings of Directors.

(a) An annual meeting of the Board of Directors shall be held in each year on the first Wednesday in May at 12 noon, or as soon as practicable after the adjournment of the annual meeting of stockholders on that day. Notwithstanding the foregoing, if any such day be a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday.

(b) Meetings of the Board of Directors shall be held at the principal office of the Corporation in Richmond, Virginia, or at such other place, within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

(c) Other meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or any three of the Directors.

(d) The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph or telephone of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

Section 2.5. Compensation. The Board of Directors, by resolution adopted by at least 75% of the number of Directors fixed by the Corporation’s Restated Articles of

Incorporation, may allow for Directors a fee and expenses for attendance at all meetings, as well as discount and other privileges. But nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

Section 2.6. Eligibility for Service as a Director. No person who shall have attained the age of 70 years shall be eligible for election as a Director of the Corporation.

ARTICLE III

COMMITTEES

Section 3.1. Executive Committee. The Board of Directors, by resolution adopted by at least 75% of the number of Directors fixed by the Corporation’s Restated Articles of Incorporation, may elect an Executive Committee which shall consist of not less than three Directors. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By-laws, provided that the Executive Committee shall not have power to declare dividends, to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

Section 3.2. Finance Committee. The Board of Directors, by resolution adopted by at least 75% of the number of Directors fixed by the Corporation’s Restated Articles of Incorporation, may elect a Finance Committee which shall consist of not less than three Directors. The Finance Committee shall consider and report to the Board with respect to plans for corporate expansion, capital structure and long-range financial requirements. The Committee shall also consider and report to the Board with respect to such other matters relating to the financial affairs of the Corporation as may be requested by the Board or the appropriate officers of the Corporation. The Committee shall report periodically to the Board of Directors on all action which it may have taken.

Section 3.3. Other Committees. The Board of Directors, by resolution duly adopted by at least 75% of the number of Directors fixed by the Corporation’s Restated Articles of Incorporation, may establish such other standing or special committees of the Board, consisting of two or more Directors, as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

Section 3.4. Meetings. Regular and special meetings of any Committee established pursuant to this Article may he called and held subject to the same requirements with respect to time, place and notice as are specified in these By-laws for regular and special meetings of the Board of Directors.

Section 3.5. Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

Section 3.6. Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

Section 3.7. Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the Chairman, the President, or the secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

Section 3.8. Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1. Election of Officers; Terms. The officers of the Corporation shall consist of a Chairman of the Board, a President, one or more Vice-Presidents (whose seniority and titles may be specified by the Board of Directors), a Secretary and a Treasurer. Other officers, including assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The Chairman of the Board and the President shall be chosen from among the Directors. Any two officers may be combined in the same person as the Board of Directors may determine, except that the President and Secretary may not be the same person.

Section 4.2. Removal of Officers; Vacancies. Any officer of the corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

Section 4.3. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

Section 4.4. Duties of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the Directors and of the stockholders. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the Chairman and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.5. Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director. In the absence of the Chairman, the president shall preside at all corporate meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 4.6. Duties of the Vice-Presidents. Each Vice-President shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by he Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

Section 4.7. Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

Section 4.8. Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and stockholders of the Corporation. When requested, he shall also act as secretary of the meetings of the Committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all stock certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law of the provisions of these By-laws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 4.9. Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE V

CAPITAL STOCK

Section 5.1. Certificates. The Shares of capital stock of the Corporation shall he evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

Section 5.2. Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

Section 5.3. Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

Section 5.4. Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the

Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1. Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

Section 6.2. Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

Section 6.3. Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

Section 6.4. Amendment of By-laws. In accordance with Article IV of the Corporation’s Restated Articles of Incorporation, these By-laws may be altered, amended or repealed, and new By-laws of the Corporation adopted, only by the stockholders of the Corporation.

Section 6.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the President may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other Corporation.

ARTICLE VII

EMERGENCY BY-LAWS

The Emergency By-laws provided in this Article VII shall be operative during any emergency resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency by-laws). To the extent not inconsistent with these Emergency By-laws; the By-laws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the Emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a) Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

(b) At any meeting of the Board of Directors, quorum shall consist of 75% of the number of Directors fixed by the Corporation’s Restated Articles of Incorporation. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order of priority:

(i) Vice-presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(ii) All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(iii) Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c) The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason by rendered incapable of discharging their duties.

(d) The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office, or designate several alternative offices, or authorize the officers so to do.

No officer, Director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct.

These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

A. T. MASSEY COAL COMPANY, INC.

CONSENT OF STOCKHOLDER IN LIEU OF SPECIAL MEETING

JULY 24, 1987

The undersigned, being the sole stockholder of A. T. Massey Coal Company, Inc., a Virginia corporation (the Corporation), acting pursuant to Section 13.1-657 of the Code of Virginia, hereby adopts the following resolutions by written consent:

RESOLVED, that the Restated Articles of Incorporation of the Corporation be amended as set forth in the Articles of Amendment attached to this Consent; and

FURTHER RESOLVED, that effective upon the issuance of a certificate of amendment, amending the Restated Articles of Incorporation of the Corporation in the manner approved in the foregoing resolution, Article II, Section 2.2 of the Restated By-Laws of the Corporation shall be amended in its entirety to read as follows:

“2.2 Number of Directors. The Board of Directors shall be three or more in number. Such number shall be changed only by amendment of the Corporation’s Restated Articles of Incorporation.”

MASSEY COAL COMPANY a Limited Partnership

ALLEGHENY COAL CORPORATION General Partner and Managing Partner

By:	/s/ Dwight A. Miller

Title:	/s/ Vice President

ST. JOE CARBON FUELS CORPORATION General Partner

By:	/s/ Dwight A. Miller

Title:	/s/ Vice President

A. T. MASSEY COAL COMPANY, INC.

CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING

OCTOBER 29, 2001

The undersigned, being all the Directors of A. T. Massey Coal Company, Inc. (the “Corporation”), and acting pursuant to Section 13.1-685 of the Code of Virginia in lieu of holding a special meeting, hereby agree to the adoption of the following resolution as of the above date:

RESOLVED that the By-laws of the Corporation are hereby amended so as to change the fiscal year of the Corporation from November 1 through October 31 to a calendar year (January 1 through December 31) to be effective as of January 1, 2002.

/s/ Don L. Blankenship

Don L. Blankenship

/s/ BENNETT K. HATFIELD

Bennett K. Hatfield

/s/ BAXTER F. PHILLIPS, JR.

Baxter F. Phillips, Jr.

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